UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2017

Myomo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38109	47-0944526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Broadway, 14th Floor Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-996-9058

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Information to be Included in the Report

Explanatory Note

On June 9, 2017, Myomo, Inc. (the “Company”) completed its initial public offering (“IPO”) under Regulation A of the Securities Act of 1933, as amended, raising $4,991,235 through the sale of 665,498 shares of its common stock at a price to the public of $7.50 per share. On June 9, 2017, the Company also closed on a private placement (“Private Placement”) under Regulation D Rule 506(b) pursuant to which it sold to accredited investors an aggregate of 557,216 investment units at $5.25 per unit for aggregate proceeds of $2,925,385. Each unit consists of one share of restricted common stock and a 3-year warrant to purchase one share of common stock exercisable for $7.50 per share. The combined aggregate proceeds raised was $7,916,620.

At the request of the NYSE MKT exchange, the purpose of this current report on Form 8-K is to present certain unaudited pro forma financial information of the Company. The unaudited pro forma capitalization table of the Company for the quarter ended March 31, 2017, giving effect to the IPO and Private Placement as if it had occurred on March 31, 2017, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Unaudited pro forma capitalization table for the quarter ended March 31, 2017

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Myomo, Inc.

/s/ Paul R. Gudonis
Paul R. Gudonis
Chairman, Chief Executive Officer and President

Date: June 12, 2017

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited pro forma capitalization table for the quarter ended March 31, 2017

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